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                                                                  Exhibit 10.10


                           BOSTON FEDERAL SAVINGS BANK

                        DEFINED BENEFIT RESTORATION PLAN

                      (EFFECTIVE AS OF SEPTEMBER 21, 1999)


         1. PURPOSE. The purpose of the Plan is to (a) attract and retain certain key executive employees of Boston Federal Savings Bank and certain of its subsidiaries and affiliates by providing them with supplemental retirement income (determined by reference to the FIRF Plan (as defined below)) to augment their qualified plan retirement benefits by, for purposes of the Plan only, (a) eliminating the effect of the limitations contained in Sections 401(a)(17) and 415 of the Internal Revenue Code of 1986, as amended and in effect from time to time (the "Code"), on the benefits provided under the FIRF Plan, and (b) eliminating the effect of the early retirement factors applicable to benefits payable under the FIRF Plan. The Plan shall be construed consistent with the purposes described herein.

         2. DEFINITIONS. The following terms shall have the following meanings for purposes of the Plan:


                  2.1 "ACCELERATION PAYMENT" means a lump sum acceleration payment, as defined in Section 7 hereof.

                  2.2 "ACCRUED BENEFIT" means, as of any date, (i) in the case of a Participant who has not yet retired, become disabled or otherwise terminated employment with the Employer, the Benefit which would be payable to such Participant under the Plan had he retired, become disabled or otherwise terminated employment with the Employer on such date, and (ii) in the case of a Participant who has retired, become disabled or otherwise terminated employment with the Employer, the Benefit.

                  2.3 "BENEFIT" means the supplemental benefit provided by the Plan, as defined in Section 5 hereof.

                  2.4 "BFSB" means Boston Federal Savings Bank, a federally chartered stock savings bank, and any successor entity(ies) thereto.

                  2.5 "BFSB BOARD" means the board of directors of BFSB or a committee of the board of directors of BFSB authorized to act on behalf of the board of directors of BFSB under this Plan.

                  2.6 "CHANGE IN CONTROL" means, with respect to a Participant who has an Employment Agreement, a "Change in Control" as defined in such Participant's Employment Agreement.


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                  2.7      "CODE" means the Internal Revenue Code, as defined in
Section 1 hereof.

                  2.8 "DEATH BENEFIT" means the death benefit provided by the Plan, as defined in Section 8 hereof.

                  2.9 "EARLY TAX OBLIGATION" means the early tax obligation, as described in Section 15 hereof.

                  2.10 "ELECTION DATE" means the date on which a Participant submits an election to receive an Acceleration Payment.

                  2.11 "EMPLOYER" means BFSB and any subsidiary or affiliate of BFSB which participates in the FIRF Plan and which adopts this Plan with the permission of the BFSB Board. References to the Employer or the Employer Board in the context of a particular Participant shall refer to that Participant's Employer and its board of directors (or authorized committee thereof).

                  2.12 "EMPLOYER BOARD" means, with respect to an Employer, the board of directors of such Employer or a committee of the board of directors of such Employer authorized to act on behalf of such board of directors under this Plan.

                  2.13 "EMPLOYMENT AGREEMENT" means, with respect to a Participant, any employment, change in control or similar agreement between such Participant and his Employer.

                  2.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

                  2.15 "EVENT OF TERMINATION" means, with respect to a Participant who has an Employment Agreement which defines such term, an "Event of Termination" as defined in such Participant's Employment Agreement.

                  2.16 "FIRF PLAN" means the Financial Institutions Retirement Fund, as amended from time to time, and as adopted by the Employer.

                  2.17 "INSURANCE PROCEEDS" means that portion of the proceeds of any split-dollar life insurance policy collaterally assigned to the Participant but only to the extent such proceeds are designated in advance by the Employer as Insurance Proceeds hereunder. The Employer shall at all times maintain a record identifying all such policies and the extent to which proceeds thereunder will constitute Insurance Proceeds. Such records shall be binding and conclusive for all purposes of the Plan and upon all Participants and any person(s) claiming under, through or in respect of any Participant.


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                  2.18     "INTEREST RATE" means, for any calendar year,
interest compounded annually at the rate of 120 percent of the applicable Federal mid-term rate as in effect under Section 1274 of the Code for the first month of such year.

                  2.19 "PARTICIPANT" means David F. Holland, David P. Conley, John A. Simas, and such other senior executives of the Employer as are selected for participation in the Plan from time to time by the Employer Board. Notwithstanding the foregoing, no person shall be a Participant until such person executes and delivers to the Employer Board a Participation Agreement.

                  2.20 "PARTICIPATION AGREEMENT" means a participation agreement in the form attached hereto as Exhibit A.

                  2.21 "PLAN" means the Boston Federal Savings Bank Defined Benefit Restoration Plan, as set forth herein and as amended from time to time.

                  2.22 "PRESENT VALUE" means the present value of a future (or past) lump sum payment or a series of future (or past) installment payments determined by discounting (or accreting) such future (or past) payment(s) to the determination date at an annually compounded rate equal to the Interest Rate.

         3.       ADMINISTRATION.

                  3.1 Subject to Sections 2.16, 3.2, 13(b) and 15 hereof, the Plan shall be administered by the BFSB Board. Except as otherwise provided in the Plan or by applicable law, the BFSB Board shall have full authority and discretion to determine the rights and benefits of Participants under the Plan, to establish from time to time regulations for the administration of the Plan, to interpret and construe the Plan, and to make all determinations deemed necessary or advisable for the administration of the Plan.

                  3.2 The BFSB Board may designate persons other than members of the BFSB Board to carry out the day-to-day ministerial administration of the Plan under such conditions and limitations as it may prescribe. The BFSB Board's determinations under the Plan shall be reasonable and shall be consistent with the provisions and purposes of the Plan; PROVIDED, HOWEVER, that, subject to the foregoing, such determinations need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Except as otherwise provided in the Plan or by applicable law, any such determination, decision or action of the BFSB Board in connection with the construction, interpretation, administration, implementation or maintenance of the Plan shall be final, conclusive and binding upon all Participants and any person(s) claiming under, through or in respect of any Participant.

                  3.3 The BFSB Board and any Employer Board, and/or any member of the BFSB Board and any Employer Board, shall not be liable to or in respect of any Participant


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or to any other person for or in respect of any act, omission, interpretation, construction or determination made in good faith in connection with or under the Plan.

         4. PARTICIPATION. Participation in the Plan shall be limited to the Participants. This Plan is intended to constitute a non-qualified, unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of ERISA.

         5. SUPPLEMENTAL RETIREMENT BENEFIT. In accordance with Section 6 hereof, the Employer shall pay in respect of each Participant a supplemental benefit under the Plan (the "Benefit") in the form of two hundred forty (240) equal monthly payments. The monthly amount of the Benefit shall be determined as of the date such Benefit is to be paid or is to be commenced being paid, and shall not be subject to further adjustment (e.g., the Benefit shall not be adjusted to reflect any future cost of living adjustment under the FIRF Plan). Each monthly payment shall be determined by the following formula:

         X = A - B - C, where:

         X = the amount of the monthly payment;

         A = the accrued and vested monthly retirement benefit that would be payable under the FIRF Plan, in the regular form of payment (i.e., assuming the Participant was not married and made no election of any optional form of payment), commencing at the later of age 65 or the Participant's date of retirement or other termination of employment with the Employer, assuming, for purposes of the Plan only, that the provisions of the FIRF Plan designed solely to satisfy the requirements of Section 401(a)(17) and Section 415 of the Code were deleted and of no effect;

         B = such Participant's accrued and vested monthly retirement benefit actually payable under the FIRF Plan, in the regular form of payment (i.e., assuming the Participant was not married and made no election of any optional form of payment), commencing at the earlier of the date the Participant commences receipt of his monthly Benefit under this Plan or the date the Participant commences receipt of his benefit under the FIRF Plan; and

         C = the monthly installment equivalent with respect to any Acceleration Payment paid in respect of such Participant prior to his retirement or other termination of employment with the Employer. The monthly installment equivalent with respect to an Acceleration Payment shall be equal to 100% of the monthly Benefit amount used in calculating the lump sum amount of such Acceleration Payment.

In no event shall the Benefit be less than zero.

         Notwithstanding anything to the contrary elsewhere herein, if a Participant becomes entitled to benefits under his Employment Agreement on account of either an Event of Termination or the termination of his employment with the Employer after a Change in


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Control, then solely for purposes of determining A above, such Participant shall be deemed to have three (3) additional years of Service (as defined in the FIRF
Plan).

         6. PAYMENT OF BENEFIT. Upon thirty (30) days' prior written notice to the Employer Board, the Participant may commence receipt of his monthly Benefit payments on the first day of any month following the later of the following:

                  6.1      such Participant's attainment of age 55; or

                  6.2 such Participant's retirement or other termination of employment with the Employer.

         Notwithstanding the foregoing:

                  6.3 in a situation where a Participant's employment with the Employer terminates and such Participant is eligible for disability benefits under the FIRF Plan, then the Benefit payable hereunder shall be determined in accordance with Section 5 hereof taking into account the disability provisions of the FIRF Plan. Such a disabled Participant may commence receipt of his monthly Benefit payments on the first day of any month following the date such Participant becomes disabled, as defined in the FIRF Plan, regardless of his age at that time; and

                  6.4 in the event any payment to be made to a Participant (or his designated beneficiary, as the case may be) under this Section 6 (or Sections 7 or 8, as the case may be) has not been paid within 30 days after the date such payment was to be made, the Employer shall (in addition to such payment) pay to such Participant (or his designated beneficiary, as the case may
be) interest on the amount of such delinquent payment, from the date such payment was to be paid through the date such payment was actually paid, at a rate equal to the Interest Rate.

         7. ACCELERATION PAYMENT. At any time, upon sixty (60) days' prior written notice to the Employer Board, a Participant may elect to receive an Acceleration Payment, PROVIDED, HOWEVER, that no more than one (1) such Acceleration Payment may be paid with respect to a Participant before such Participant retires, becomes disabled or otherwise terminates employment with the Employer. Such Acceleration Payment shall be paid promptly by the Employer to such Participant in a single lump sum. The amount of such Acceleration Payment shall be determined in accordance with this Section 7.

                  7.1 If a Participant requests an Acceleration Payment prior to the date he retires, becomes disabled or otherwise terminates employment with the Employer, the amount of such Acceleration Payment shall equal ninety percent (90%) of the Present Value of such Participant's Accrued Benefit as of the Election Date. In all cases, the Present Value of such Accrued Benefit shall be determined on the assumption that the Participant has terminated his


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employment with the Employer on such date and elected to commence receipt of such Accrued Benefit on the earliest date permitted by the Plan.

                  7.2 If a Participant requests an Acceleration Payment after the date he retires, becomes disabled or otherwise terminates employment with the Employer (including after commencing receipt of the Benefit), the amount of such Acceleration Payment shall equal ninety percent (90%) of the Present Value of the then unpaid monthly Benefit payments.

         8. DEATH BENEFIT. Upon a Participant's death prior to the receipt of his entire Accrued Benefit under the Plan, in lieu of any further Benefit under the Plan and in lieu of any death benefit under any other non-qualified plan of the Employer which pre-dates the effectiveness of the Plan, the Employer shall make a single lump sum payment to such Participant's designated beneficiary, or, if none, to such Participant's estate, equal to the Death Benefit determined pursuant to this Section 8.

                  8.1 If a Participant dies prior to commencing receipt of either or both of his monthly Benefit under the Plan and/or his benefit under the FIRF Plan, the amount of such Death Benefit shall be determined by the following formula:

         Y = D - E - F - G, where:

         Y = the amount of the Death Benefit;

         D = the Present Value of any death benefit payable on account of such Participant's death under the FIRF Plan, assuming, for purposes of the Plan only, that the provisions of the FIRF Plan designed solely to satisfy the requirements of Section 401(a)(17) and Section 415 of the Code were deleted and of no effect;

         E = the Present Value of the death benefit actually payable in respect of such Participant's death under the FIRF Plan;

         F = the Present Value of one hundred percent (100%) of the Accrued Benefit amount used to calculate any Acceleration Payment received by the Participant; and

         G = the amount of any Insurance Proceeds payable in respect of such Participant.

In no event shall the Death Benefit be less than zero.

                  8.2 If a Participant dies after commencing receipt of either or both of his monthly Benefit under the Plan and/or his benefit under the FIRF Plan, the amount of the Death Benefit shall equal the Present Value of the remaining unpaid monthly Benefit payments reduced, but not below zero, by the amount of any Insurance Proceeds payable in respect of such Participant.


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         9.       ASSIGNMENTS AND TRANSFERS. No right or benefit of a
Participant, a surviving contingent annuitant or a surviving spouse under the Plan may be assigned, alienated, encumbered, or otherwise hypothecated or transferred in any manner. No such right or benefit hereunder shall be subject to legal process or attachment for the payment of any claims of a creditor of or through a Participant or a beneficiary of a deceased Participant.

         10. EMPLOYEE RIGHTS UNDER THE PLAN. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to be retained in the employment of the Employer, nor shall it be construed as limiting in any way the right of the Employer to discharge any Participant or to treat him without regard to the effect any such treatment would or might have upon him as a Participant in the Plan.

         11. UNFUNDED PLAN. The Plan shall be unfunded and no Participant in the Plan shall have any right to any specific assets of the Employer by reason of the Plan, and the rights of each Participant hereunder shall be solely those of an unsecured creditor of the Employer. Any liability of the Employer to any Participant under the Plan shall be based solely upon the contractual obligations that may be created as a result of the Plan and such Participant's Participation Agreement. No such obligation of the Employer shall be deemed to be secured by any pledge of, encumbrance on, or other interest in, any property or asset of the Employer or any affiliate of the Employer. Nothing contained in the Plan shall be construed as creating in respect of any Participant (or beneficiary thereof or any other person) any equity or other interest of any kind in any assets of the Employer or any affiliate of the Employer, or creating a trust of any kind or a fiduciary relationship of any kind between the Employer, any affiliate of the Employer, and/or any such Participant, any beneficiary or any other person. Except as specifically provided herein, participation in the Plan shall not in any way affect any rights which a Participant may have under any other employee benefit plan of the Employer or under any individual contractual agreement between such Participant and the Employer. Notwithstanding the foregoing, timely payment of all Benefits and Death Benefits payable under the Plan (including without limitation Acceleration Payments and Early Tax Obligations) shall be fully guaranteed by BostonFed Bancorp, Inc.

         12. SOURCE OF PAYMENT. Subject to Section 11 hereof, the Employer, in its sole discretion, may establish (a) a grantor or other trust of which the Employer is treated as the owner under the Code and the assets of which are subject to the claims of the Employer's general creditors in the event of its insolvency, (b) an insurance arrangement, or (c) any other arrangement or arrangements designed to provide for the payment of benefits hereunder. Any such arrangement shall be subject to such other terms and conditions as the Employer may deem necessary or advisable to ensure that benefits are not includible, by reason of the establishment of any such arrangement or the funding of any such trust, in the income of the beneficiaries of such trust or other arrangement prior to actual distribution or other payment and that the existence of such trust or other arrangement does not cause the Plan to be considered to be funded for purposes of Title I of ERISA.


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         13.      AMENDMENT OR TERMINATION. The BFSB Board may amend, suspend, or terminate the Plan or any portion thereof at any time. Notwithstanding the foregoing, (a) without the consent of the Participant, no such amendment, suspension, or termination shall cause such Participant's (or his designated beneficiary's, as the case may be) benefits hereunder to be less than the lesser of (i) such Participant's Accrued Benefit as of the effective date of such amendment, suspension, or termination, or (ii) such Participant's Benefit payable under Section 5 (or Section 8) at the times specified in Section 6 (or
Section 8) determined as if such amendment, suspension or termination had not been effected, and (b) any other Employer Board may terminate its Employer's continued participation in the Plan which shall constitute a termination of the Plan as to that Employer.

         14. GOVERNING LAW; CONSTRUCTION. The Plan shall be governed by and construed, interpreted and administered in accordance with the laws of the Commonwealth of Massachusetts, except to the extent such laws are preempted by ERISA. The titles and headings of sections of the Plan are for convenience of reference only and shall have no substantive meaning in and of themselves.

         15. WITHHOLDING. All payments under the Plan shall be made in cash and shall be reduced by such amounts as are required to be withheld with respect thereto under applicable federal, state and local tax laws and regulations in effect as of the date of any such payments. In the event any federal, state or local taxes are imposed with respect to any benefits under the Plan before such benefits become payable to the Participant or his beneficiary (an "Early Tax Obligation"), then the Employer shall pay such Early Tax Obligation and, in the Employer Board's sole discretion, either (a) withhold an equivalent amount of funds from any current or future compensation payable by the Employer to the Participant, or (b) require the Participant to promptly provide an equivalent amount of funds to the Employer. To the extent the Employer does not collect an equivalent amount from the Participant in accordance with the preceding sentence, then the Employer may reduce any Benefit payment hereunder by the then Present Value of such Early Tax Obligations paid by the Employer.

         16. OTHER BENEFITS PLANS OR PROGRAMS. Payments and benefits received under the Plan shall not be deemed a part of any Participant's compensation for purposes of determining any benefits under any other welfare, pension or incentive benefit plans or programs, if any, maintained by the Employer or any of its affiliates or predecessors from time to time.

         17.      EFFECTIVE DATE. The Plan shall be effective as of September
21, 1999.


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         IN WITNESS WHEREOF, the Plan is executed by Boston Federal Savings Bank on this ____ day of March, 2000.

                                              BOSTON FEDERAL SAVINGS BANK



                                              By:
                                                 -------------------------------
                                              Title:


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